Exhibit 10.38

RENT-A-CENTER, INC.
FORM OF STOCK COMPENSATION AGREEMENT (RSU)
THIS AGREEMENT, made as of the ___day of ____________, ___, between Rent-A-Center, Inc. (the “Company”) and ___________ (the “Executive”), pursuant to the Rent-A-Center, Inc. 2016 Long-Term Incentive Plan (the “Plan”).
1. Company Stock Award. Subject to the vesting and other terms and conditions set forth in this Agreement, the Company hereby grants to the Executive the right to receive (i) ___shares of Common Stock (as defined below) (“RSU Shares”).
2. Provisions of the Plan Control. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions of this Agreement. The Executive acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.
3. Vesting of Right to Receive Shares.
(a) General. Subject to the further provisions of this Agreement, the Executive’s right to receive the RSU Shares covered by this Agreement shall become vested (if at all) upon the third anniversary of the date of this Agreement, provided the Executive remains continuously employed by the Company or a subsidiary of the Company through such third anniversary.
(b) Accelerated Vesting. If, before the applicable vesting date described in (a) above, the Executive’s employment with the Company and its subsidiaries is terminated due to the Executive’s death or “disability” (as defined below), or there occurs a “change in Company ownership” (as defined below), then the Executive’s right to receive the Shares (to the extent not previously vested) will become vested on the date of such termination of employment or immediately prior to the consummation of the change in Company ownership, as the case may be. Notwithstanding the preceding sentence, vesting will not accelerate by reason of a change in Company ownership unless the Executive remains in the continuous employ of the Company or a subsidiary until the consummation of the change in Company ownership or the Executive’s employment is terminated sooner by the Company or a subsidiary in contemplation of or in connection with such change in Company ownership.
(c) Definitions. The term “Common Stock” means the common stock of the Company, par value $0.01 per share. The term “disability” means the inability of Executive to substantially perform the customary duties and responsibilities of the Executive’s employment with the Company or an affiliate for a period of at least 120 consecutive days or 120 days in any 12-month period by reason of a physical or mental incapacity that is expected to result in death or last indefinitely, as determined by a duly licensed physician appointed by the Company. The term “change in Company ownership” means a transaction or series of transactions as a result of which there is a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case within the meaning and for the purposes of Section 409A of the Internal Revenue Code of 1986 (it being intended that a “change in Company ownership” under this Agreement will be a permissible distribution event under said section 409A).
4. Termination of Employment or Service. Upon the termination of the Executive’s employment or other service with the Company and its subsidiaries for any reason other than death or disability, the Executive’s right to receive Shares covered by this Agreement, to the extent not previously vested or terminated, will thereupon terminate and be canceled.

Exhibit 10.38

5. Restoration. The Executive has been provided and is privy to intellectual property, trade secrets and other confidential information of the Company. For two years following the Executive’s termination of employment, the Executive has agreed not to engage in any activity or provide any services which are similar to or competitive with the Company’s business. For the same two year period, the Executive also agreed not to solicit or induce, or cause or permit others to solicit or induce, any employee to terminate their employment with the Company. These covenants are set forth and agreed to in the Loyalty and Confidentiality Agreement between the Executive and Company (“Loyalty Agreement”). The parties hereto understand and agree that the promises in this Agreement and those in the Loyalty Agreement, and not any employment of or services performed by the Executive in the course and scope of that employment, are the sole consideration for the Shares covered by this Agreement. Further, it is agreed that should the Executive violate or be in breach of any restrictions set forth herein or in the Loyalty Agreement (which determination shall be made in the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”)), (a) the Executive shall immediately return to the Company any Shares, whether or not vested, which were received hereunder, (b) the Executive shall immediately send to the Company at the address below in the form of a check, (i) the proceeds from any Shares received hereunder that were sold to a third party or (ii) the fair market value of any Shares received hereunder which were transferred for no consideration to a third party (e.g., a gift or transfer to a trust), provided that the determination of the fair market value of such Shares shall be made by the Compensation Committee as of the date of such violation or breach, and (c) all of the Executive’s rights to the Shares shall be revoked and the Executive will have no further rights with respect to the Shares.
6. Restrictions on Transfer. The Executive’s right to receive Shares under this Agreement may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except by will or the laws of descent and distribution), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and may not become subject to attachment, garnishment, execution or other legal or equitable process, and any attempt to do so shall be null and void. If the Executive attempts to dispose of or encumber the Executive’s right to receive Shares under this Agreement before such right becomes vested, then such right shall terminate and be canceled as of the date of such attempted transfer.
7. Delivery of Shares.
(a) General. If and as soon as practicable after the Executive’s right to receive Shares becomes vested in accordance with numbered paragraph 3 above, the Company will cause such Shares to be issued and delivered to the Executive (or the Executive’s representative or beneficiary, as the case may be). For the avoidance of doubt, if the Executive’s right to receive the Shares becomes vested as a result of a change in control, the Executive will be entitled to participate in the change in control transaction with respect to such Shares (less any Shares withheld to satisfy applicable tax withholding) on the same basis and in the same manner as other stockholders of the Company. Notwithstanding the foregoing, the issuance and delivery of Shares that become vested pursuant to this Agreement shall be deferred if and to the extent necessary to (1) avoid a loss of deduction by the Company under Section 162(m) of the Internal Revenue Code of 1986, and/or (2) avoid the imposition of additional tax under Section 409A(a) of the Code.
(b) Tax Withholding. The Company may require as a condition of the delivery of stock certificates pursuant to subsection (a) above that the Executive remit to the Company or a subsidiary an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements attributable to the vesting or delivery of the shares represented by such certificate. In addition, or in the alternative, the Company may satisfy such tax withholding obligation in whole or in part by withholding Shares that would otherwise be delivered to the Executive (or the Executive’s representative or beneficiary) based upon the fair market value of the Shares on the applicable settlement date.

Exhibit 10.38

8. Capital Changes. In the event of a stock dividend, stock split, spin off or other recapitalization with respect to the outstanding shares of the Company’s common stock, the Company will make such adjustments to the Shares covered by this Agreement in order to avoid dilution or enhancement of the Executive’s rights under this Agreement.
9. No Service Rights. Nothing contained in the Plan or this Agreement shall confer upon the Executive any right with respect to the continuation of the Executive’s employment or other service with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company at any time to terminate such relationship.
10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its principles of conflict of laws.
11. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties.